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                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of IDT Corporation for the registration of 537,032 shares of its common stock and to the incorporation by reference therein of our report dated September 25, 1997, with respect to the consolidated financial statements and schedule of IDT Corporation included in its Annual Report (Form 10-K), as amended, for the year ended July 31, 1997, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------

                                          Ernst & Young LLP

New York, New York
August 13, 1998